Exhibit c(6)

                                AMENDMENT TO THE
                            STOCK PURCHASE AGREEMENT

          AMENDMENT TO THE STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of August 24, 1999, by and among KONINKLIJKE AHOLD N.V., a company organized under the laws of the Netherlands ("Parent"), AHOLD ACQUISITION, INC., a company organized under the laws of Delaware and an indirect wholly owned subsidiary of Parent ("Sub"), SMG-II HOLDINGS CORPORATION, a company organized under the laws of Delaware ("SMG - II") and PTK HOLDINGS, INC. a company organized under the laws of Delaware ("PTK"). Terms used but not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement (as defined below).

                              W I T N E S S E T H :

          WHEREAS, Parent, Sub and SMG-II entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated March 9, 1999 pursuant to which the parties thereto agreed to merge Sub with and into SMG-II (the "Merger");

          WHEREAS, Parent, Sub, SMG-II and PTK entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of March 9, 1999, pursuant to which the parties thereto agreed that, in the event certain conditions in connection with the Tender Offer set forth in the Merger Agreement are not satisfied, SMG-II shall in the alternative cause PTK to sell, and Sub shall in the alternative purchase, an aggregate of 100 shares of common stock, par value $.10 per share, of Pathmark Stores, Inc., a company organized under the laws of Delaware (the "Company"), being all of the issued and outstanding shares of capital stock of the Company, all in accordance with the Stock Purchase Agreement;

          WHEREAS, a certain shareholder ("Plaintiff") brought an action (the "Action") in the Court of Chancery of the State of Delaware (the "Court"), styled Elliot Wolfson v. Supermarkets General Holdings Corporation, et al., C.A. No. 17047;

          WHEREAS, the Action was filed as a class action against Supermarkets General Holdings Corporation, a company organized under the laws of Delaware ("SMGH"), SMG-II, Sub, and certain individual defendants (the "Director Defendants"), seeking, inter alia, injunctive and declaratory relief and/or monetary relief with respect to the Tender Offer;

          WHEREAS, SMGH, SMG-II, Sub, the Director Defendants and Plaintiff settled the Action pursuant to the Memorandum of Understanding, dated May 19, 1999, and a Stipulation and Agreement of Compromise, Settlement and Release (the "Settlement"), dated as of June 9, 1999, which was submitted to the Court for approval;

          WHEREAS, on July 22, 1999 the Court certified the action as a class action and approved the Settlement and as of the date hereof, the period for appeals has expired;

          WHEREAS, Parent, Sub, SMG-II and PTK wish to amend the Stock Purchase Agreement pursuant to Section 1(a)(iii) of the Settlement;

          WHEREAS, Section 10.11 of the Stock Purchase Agreement provides that the Stock Purchase Agreement may be amended by an agreement in writing signed by the parties thereto;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. Amendment. The Stock Purchase Agreement is hereby amended by deleting the reference to "$38.25 per share" in the second recital of the Stock Purchase Agreement and replacing it with "$39.85 per share".

          2. Governing Law. This Amendment, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

          3. Miscellaneous.

          (a) No Third Party Beneficiaries. Nothing in this Amendment, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

          (b) Counterparts. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

                                            KONINKLIJKE AHOLD N.V.

                                            By: /s/ R. G. Tobin
                                                --------------------------------
                                                Name:  R. G. Tobin
                                                Title:  Executive Vice President

                                            AHOLD ACQUISITION INC.

                                            By: /s/ R. G. Tobin
                                                --------------------------------
                                                Name:  R. G. Tobin
                                                Title:  President

                                            SMG-II HOLDINGS CORPORATION

                                            By: /s/ Marc A. Strassler
                                                --------------------------------
                                                Name:  Marc A. Strassler
                                                Title:  Senior Vice President

                                            PTK HOLDINGS, INC.

                                            By: /s/ Marc A. Strassler
                                                --------------------------------
                                                Name:  Marc A. Strassler
                                                Title:  Senior Vice President